Exhibit 10.11

SUPPLEMENTAL WARRANT AGREEMENT

THIS SUPPLEMENTAL WARRANT AGREEMENT (this “Agreement”), is made and entered effective as of __________, 2020, by and between 8i Enterprises Acquisition Corp., a British Virgin Islands company (the “Company”), Diginex Limited, a Singapore public company limited by shares (“Singapore NewCo”) and VStock Transfer, LLC (the “Warrant Agent”).

WHEREAS, the Company entered into that certain Warrant Agreement, dated March 27, 2019 (the “Warrant Agreement”), with the Warrant Agent pursuant to which the Warrant Agent agreed to act on behalf of the Company in connection with the issuance, registration, transfer, exchange, redemption and exercise of up to 5,750,000 warrants underlying units issued in the Company’s initial public offering (the “IPO”), and up to 240,000 warrants underlying units issued in a private placement consummated simultaneously with the IPO (the “Private Placement”);

WHEREAS, the IPO and the Private Placement were consummated on March 31, 2019;

WHEREAS, Diginex Ltd., a Hong Kong Company (“Diginex HK”), the shareholders of Diginex HK (the “Shareholders”), Pelham Limited, a Hong Kong company, as the representative of the Shareholders (the “Shareholder Representative”), and the Company entered into that certain Share Exchange Agreement, dated as of on July 9, 2019 (the “Share Exchange Agreement”), and subsequently on October 8, 2019, Diginex HK, the Shareholders, the Shareholder Representative, Singapore NewCo, Digital Innovative Limited, a British Virgin Islands business company (“BVI NewCo”) and the Company entered into that certain Amendment and Joinder to the Share Exchange Agreement, dated October 8, 2019 (the “Amendment and Joinder”), as further amended on January 20, 2020;

WHEREAS, pursuant to the Share Exchange Agreement and the Amendment and Joinder, BVI NewCo will merge with and into the Company, with the Company being the surviving entity and wholly-owned subsidiary of Singapore NewCo and the Company’s shareholders shall become shareholders of Singapore NewCo (the “Business Combination”);

WHEREAS, Section 9.8 of the Warrant Agreement states, among other things, that the Warrant Agreement and any Warrant certificate may be amended by the parties by executing a supplemental warrant agreement, without the consent of any of the Warrant Holders, for the purpose of evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in this Warrant Agreement and the Warrants;

WHEREAS, the Company has rights, duties, covenants and other obligations under the Warrant Agreement (the “Obligations”), which continue after the Business Combination, and Singapore NewCo has agreed to assume the Obligations in connection with the Business Combination;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Singapore NewCo agree as follows:

1. Assumption of the Obligations. As of the date hereof, Singapore NewCo hereby assumes all of the Obligations under the Warrant Agreement.

2. Amendments to the Warrant Agreement. The Warrant Agreement is hereby amended as follows:

a) In the context of the Obligations to be assumed, any reference to “the Company” shall mean “Singapore NewCo,”

b) Section 2.4 “Detachability of Public Warrants” shall be deleted in its entirety as it is no longer in force and effect; except that the term “Representative” which was defined in Section 2.4 as “Chardan Capital Markets LLC, as representative of the underwriters,” shall continue to be defined as such throughout the Warrant Agreement;

c) Section 3.3.5 “Valid Issuance” shall be amended by the deleted text and additional text as indicated by italicized font as follows:

“Valid Issuance. All Ordinary Shares issued upon the proper exercise or surrender of a Warrant in conformity with this Warrant Agreement shall be validly issued~~,~~ and fully paid ~~and non-assessable~~.”

d) Section 4.5 “Replacement of Securities upon Reorganization, etc.” shall be amended by the deleted text as follows:

“Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than a change covered by Sections 4.1 or 4.2 hereof ~~or one that solely affects the par value of such Ordinary Shares~~), or, in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or, in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, in connection with which the Company is dissolved, the Registered Holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Registered Holder would have received if such Registered Holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in Ordinary Shares covered by Sections 4.1 or 4.2, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.”

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e) Section 5.1 “Transfer of Public Warrants” shall be deleted in its entirety as it is no longer in force and effect;

f) Section 7.3 is hereby deleted and replaced in its entirety as follows:

“Issuance of Ordinary Shares. Singapore NewCo shall at all times reserve and ensure that the number of Ordinary Shares that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement are available for issuance.”; and

g) Section 8.4.3 “Exclusions” shall be amended by the deleted text as follows:

“Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization ~~or reservation~~ of any Ordinary Shares to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any Ordinary Shares will when issued be valid and fully paid ~~and non-assessable~~.”

h) Section 9.2 is hereby amended in part to change the delivery of notices and a copy of notices to:

Diginex Limited

35/F Two International

Finance Street, Central

Hong Kong

Attn: ___________

with a copy (which shall not constitute notice) to:

_______________________

_______________________

_______________________

Attn: __________________

3. No Other Amendments. Except for the amendments expressly set forth in this Agreement, the Warrant Agreement shall remain unchanged and in full force and effect.

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4. Entire Agreement. The Warrant Agreement (as amended by this Agreement), sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth in the Warrant Agreement (as amended by this Agreement). The Warrant Agreement (as amended by this Agreement) supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

5. Miscellaneous.

(a) The Company and Singapore NewCo agree to execute such reasonable further instruments or perform such reasonable acts which are or may become reasonably necessary to carry out the intent of this Agreement.

(b) This Agreement shall be governed by and construed under the laws of the State of New York without regard to its conflict of laws principles.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

8i ENTERPRISES ACQUISITION CORP.

By:
Name:
Title:

DIGINEX LIMITED

By:
Name:
Title:

VSTOCK TRANSFER, LLC

By:
Name:
Title:

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